Inveresk Research Reports
Fourth Quarter and Full Year 2003 Results

Strong Growth Maintained with 2003 Diluted EPS of $1.01,
and Pro Forma EPS of $1.07, a 21.6% Increase Compared with 2002

2003 Revenues Increase 22%, with Q4 Revenues 33% Higher Year on Year

2003 New Business Signings Total $331 million,
Including $108 million in Q4

Inveresk Reports 2004 Financial Guidance — Diluted EPS Forecast at $1.30 to
$1.34

•	Continued strength in Q4:

•	Net service revenue increased by 33.5% to $77.2 million

•	Reported diluted EPS $0.29

•	Pro Forma diluted EPS $0.30 – a 20% increase compared with 2002

•	Income from operations $12.8 million, pro forma $13.1 million

•	Pro forma operating margin 16.9%

•	Full-year results demonstrate continued strength of Inveresk’s service offering:

•	Net service revenue up 22.5% to $272.5 million

•	Reported diluted EPS $1.01

•	Pro forma diluted EPS $1.07 – up 21.6% compared with 2002

•	Income from operations $46.1 million, pro forma $47.9 million

•	Pro forma operating margin 17.6%

•	Cash flow from operations totaled $56.3 million, before capital expenditure of $30.4 million

•	Platform for sustained growth in 2004 and beyond:

•	Pre-clinical expansions on plan, latest addition to our facility in Scotland fully occupied

•	Integration plan for PharmaResearch acquisition now implemented

•	New business signings total $331 million for the full year, $108 million in Q4

•	Forecast 2004 full-year diluted EPS $1.30 — $1.34

CARY, NC, February 2, 2004 – Inveresk Research Group, Inc. (Nasdaq: IRGI) today announced results for the quarter ended December 31, 2003. Net service revenue for the fourth quarter was $77.2 million, an increase of 33.5% compared with the fourth quarter of 2002. Income from operations in the quarter was $12.8 million, compared with income from operations of $12.0 million for the same period in 2002. Net income in the fourth quarter of 2003 was $11.0 million, or $0.29 per share on a diluted basis.

Pro forma income from operations, which excludes restructuring and integration costs related to the PharmaResearch acquisition, totaled $13.1 million in the fourth quarter or 16.9% of net service revenue. Pro forma net income in the fourth quarter of 2003 was $11.3 million, equivalent to $0.30 per share on a diluted basis.

“Inveresk experienced a significant increase in revenues as it continues to realize the benefits of its acquisition strategy in recent years and the diversity of its service offering,” said Walter Nimmo, President and Chief Executive Officer of Inveresk Research Group, Inc. “Clinical recorded robust results in the quarter, reflecting the early success of the PharmaResearch acquisition and the beneficial impact of a number of favorable project completions. Our European pre-clinical operations continued to trade very strongly. Despite the effects of adverse exchange rate movements and business mix impacting its results in the quarter, our North American pre-clinical operations continued to perform highly creditably in the quarter relative to its peers. With the strong new business signings environment experienced during the quarter in North America, we expect a more favorable business mix to be achieved in the first and second quarters of 2004.”

For the year ended December 31, 2003 the Company recorded net service revenue of $272.5 million, an increase of 22.5% compared with 2002. Reported income from operations was $46.1 million. On a pro forma basis, income from operations for 2003 totaled $47.9 million, representing an operating margin of 17.6%. Reported EPS was $1.01 on a fully-diluted basis. Pro forma EPS for 2003 amounted to $1.07 on a fully diluted basis, a 21.6% increase compared with 2002

Net cash from operating activities totaled $56.3 million in the year ended December 31, 2003 ($29.8 million in 2002, after $21.5 million of interest on a shareholder loan repaid from the proceeds of our initial public offering). Capital expenditure totaled $30.4 million during the same period ($25.5 million in 2002), of which $25.1 million was paid out in 2003. At December 31, 2003 the Company had gross financial debt of $58.8 million and cash and cash equivalents of $24.6 million.

For the year ended December 31, 2003, new business signings totaled $331 million, of which $108 million were signed in the fourth quarter.

“We experienced very strong enquiry levels in the third and fourth quarters and this is now being converted into signed contracts as evidenced by significantly higher new business signings for the fourth quarter. As indicated at the time of our third quarter results announcement, fourth quarter signings also benefited from delayed signings from the third quarter in Clinical relating to the PharmaResearch acquisition. Enquiry levels continue to remain strong across the whole of Inveresk,” added Nimmo.

At December 31, 2003 backlog amounted to approximately $285 million. Net days sales outstanding at year-end were 28 days.

Net service revenue for 2004 is forecast to be in the range of $335 to $340 million, an increase of 23% to 25% compared with 2003. On a diluted basis, earnings per share are expected to be $1.30 to $1.34 for the year to December 31, 2004. Historically our first quarter results have been impacted by seasonal factors. Consequently, in the first quarter of 2004 diluted earnings per share are forecast to be $0.27 to $0.28. Cash flows are projected to remain strong, with capital expenditure forecast to total $35 million.

“Ongoing expansion of our pre-clinical operations and the greater strength in the market place of our clinical operations following the PharmaResearch acquisition will continue to realize benefits for the Company in 2004. Combined with healthy enquiry levels and the strength of new business signings in 2003, these factors give us confidence in our ability to meet our targets in 2004,” concluded Walter Nimmo.

— ends —

Conference Call and Webcast Information

Inveresk Research will host a live conference call and webcast tomorrow, February 3, 2004 at 10.00 a.m. EST to discuss its fourth quarter performance. To access the webcast, please visit http://www.inveresk.com. A replay of the webcast will be available shortly after the call until 5.00 p.m. EST on Tuesday, February 10, 2004.

Contacts:

Paul Cowan, Chief Financial Officer	Matt Dallas
Inveresk Research Group, Inc.	Financial Dynamics
1 (919) 462 2354	1 (212) 850 5627
paul.cowan@inveresk.com	mdallas@fd-us.com

Information on Inveresk Research

Inveresk Research is a leading provider of drug development services to companies in the pharmaceutical and biotechnology industries. Through its Pre-clinical and Clinical business segments, the Company offers a broad range of drug development services, including pre-clinical safety and pharmacology evaluation services, laboratory sciences services and clinical development services. Inveresk Research is one of a small number of drug development services companies currently providing a comprehensive range of pre-clinical and clinical development services on a world-wide basis. The Company’s client base includes major pharmaceutical companies in North America, Europe and Japan, as well as many biotechnology and specialty pharmaceutical companies. For more information on Inveresk Research, visit our Web site at http://www.inveresk.com.

Statements contained in this press release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Factors that might cause such a difference include, but are not limited to, risks associated with: the reduction in research and development activities by pharmaceutical and biotechnology clients, changes in government regulations, the effects of interest rate and foreign exchange rate fluctuations, our ability to attract and retain employees, the loss or delay of contracts due to economic uncertainty or other factors, our ability to efficiently manage backlog, our ability to expand our business through strategic acquisitions, competition within the industry and the potential adverse impact of health care reform. Further information about these risks and uncertainties can be found in the information included in the company’s recent filings with the Securities and Exchange Commission, including the company’s Registration Statement on Form S-3 and Form 10-K.

This press release includes supplemental financial information which may contain references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this supplemental financial information to our generally accepted accounting principles (GAAP) information follows. We present this non-GAAP supplemental financial information because we believe it is of interest to the investment community and provides additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the Company’s consolidated statements of operations for the three and twelve month periods ended December 31, 2003 and 2002.

Inveresk Research Group, Inc.

Condensed Consolidated Statements of Operations
($ in thousands, except per share and share data)
(Unaudited)

	Quarter	Quarter	Year	Year
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2003	2002	2003	2002

Net service revenue	$77,192	$57,827	$272,482	$222,462
Direct costs excluding depreciation	(40,874)	(28,122)	(141,603)	(110,099)

	36,318	29,705	130,879	112,363
Selling, general and administrative expenses:
Compensation expense in respect of stock options and management equity incentives	—	—	—	(53,020)
Stamp duty arising on change of ultimate parent company	—	—	—	(1,545)
Share offering expenses	—	—	(658)	—
Restructuring and integration costs arising from business acquisitions	(290)	—	(1,088)	—
Other selling, general and administrative expenses	(19,692)	(14,922)	(70,106)	(56,455)
Depreciation	(3,218)	(2,805)	(12,301)	(10,315)
Amortization of intangibles	(348)	—	(580)	—

Income (loss) from operations	12,770	11,978	46,146	(8,972)
Interest income	130	61	422	344
Write off of deferred debt issue and other costs related to our former bank facilities	—	—	(671)	(2,031)
Interest expense	(706)	(1,450)	(3,215)	(11,656)

Income (loss) before income taxes	12,194	10,589	42,682	(22,315)
Provision for income taxes	(1,172)	(1,186)	(4,560)	(5,694)

Net income (loss)	$11,022	$9,403	$38,122	$(28,009)

Earnings (loss) per share:
Basic	$0.30	$0.26	$1.04	$(0.94)
Diluted	$0.29	$0.25	$1.01	$(0.94)
Number of shares and common stock equivalents used in computing earnings (loss) per share:
Basic	37,159,079	35,984,350	36,527,491	29,735,957
Diluted	38,336,966	37,796,452	37,705,378	29,735,957

Inveresk Research Group, Inc.

Pro Forma Consolidated Statements of Operations (Note)
($ in thousands, except per share and share data)
(Unaudited)

Pro Forma

	Quarter	Quarter	Year	Year
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2003	2002	2003	2002

Net service revenue	$77,192	$57,827	$272,482	$222,462
Direct costs excluding depreciation	(40,874)	(28,122)	(141,603)	(110,099)

	36,318	29,705	130,879	112,363
Selling, general and administrative expenses	(19,692)	(14,922)	(70,106)	(56,455)
Depreciation	(3,218)	(2,805)	(12,301)	(10,315)
Amortization of intangibles	(348)	—	(580)	—

Income from operations	13,060	11,978	47,892	45,593
Interest expense, net	(576)	(1,389)	(2,793)	(4,083)

Income before income taxes	12,484	10,589	45,099	41,510
Provision for income taxes	(1,172)	(1,186)	(4,761)	(8,313)

Net income	$11,312	$9,403	$40,338	$33,197

Earnings per share:
Basic	$0.30	$0.26	$1.10	$0.93
Diluted	$0.30	$0.25	$1.07	$0.88
Number of shares and common stock equivalents used in computing earnings per share:
Basic	37,159,079	35,984,350	36,527,491	35,768,744
Diluted	38,336,966	37,796,452	37,705,378	37,580,845

Note:

Inveresk Research Group, Inc. believes this non-GAAP pro forma financial data more clearly reflects its underlying financial and operational performance and provides a more appropriate basis for comparison (i) to historical and future performance, and (ii) to the reported results of comparable businesses. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

A detailed explanation and reconciliation of actual and pro forma financial measures is set out on pages 8 to 10.

Inveresk Research Group, Inc.

Pro Forma Segment Analysis
($ in thousands)
(Unaudited)

	Quarter	Quarter	Year	Year
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2003	2002	2003	2002

Net service revenue:
Pre-clinical	$42,988	$36,092	$163,138	$142,174
Clinical	34,204	21,735	109,344	80,288
Total	77,192	57,827	272,482	222,462
Net service revenue less direct costs excluding depreciation:
Pre-clinical	22,367	20,460	86,634	79,215
Clinical	13,951	9,245	44,245	33,148
Total	36,318	29,705	130,879	112,363
Net service revenue less direct costs excluding depreciation, as a percentage of net service revenue:
Pre-clinical	52.0%	56.7%	53.1%	55.7%
Clinical	40.8%	42.5%	40.5%	41.3%
Total	47.0%	51.4%	48.0%	50.5%
Pro forma income from operations (Note):
Pre-clinical	10,978	10,927	43,635	43,504
Clinical	4,441	3,107	12,481	9,044
Pro forma corporate overhead	(2,359)	(2,056)	(8,224)	(6,955)
Total	13,060	11,978	47,892	45,593
Pro forma income from operations as a percentage of net service revenue (Note):
Pre-clinical	25.5%	30.3%	26.7%	30.6%
Clinical	13.0%	14.3%	11.4%	11.3%
Total	16.9%	20.7%	17.6%	20.5%

Note:

Inveresk Research Group, Inc. believes this non-GAAP pro forma financial data more clearly reflects its underlying financial and operational performance and provides a more appropriate basis for comparison (i) to historical and future performance, and (ii) to the reported results of comparable businesses. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

A detailed explanation and reconciliation of actual and pro forma financial measures is set out on pages 8 to 10.

Inveresk Research Group, Inc.

Consolidated Balance Sheet Data
($ in thousands)

	December 31, 2003
	(Unaudited)	December 31, 2002

Total current assets	$115,011	$88,327
Total other assets	334,068	244,140
Total current liabilities	(116,393)	(76,898)
Total other liabilities	(98,511)	(103,166)

Total shareholders’ equity	$234,175	$152,403

Capital Employed

	December 31, 2003
	(Unaudited)	December 31, 2002

Total shareholders’ equity	$234,175	$152,403
Current portion of long-term debt	7,857	217
Long-term debt	50,941	67,768
Cash and cash equivalents	(24,579)	(19,909)

Total capital employed	$268,394	$200,479

Inveresk Research Group, Inc.

Reconciliation of Actual and Pro Forma Results
($ in thousands)
(Unaudited)

(i) Income (loss) from operations

			Year	Year
	Quarter Ended	Quarter Ended	Ended	Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002

Income (loss) from operations – reported	$12,770	$11,978	$46,146	$(8,972)
Pro forma adjustments (Note):
Compensation expense in respect of amendment and exercise of stock options	—	—	—	4,545
Compensation expense in respect of stock options and management equity incentive	—	—	—	48,475
Stamp duty taxes arising on change of ultimate parent company	—	—	—	1,545
Share offering expenses	—	—	658	—
Restructuring and integration costs arising from business acquisitions	290	—	1,088	—

Pro forma income from operations	$13,060	$11,978	$47,892	$45,593

(ii) Interest expense, net

			Year	Year
	Quarter Ended	Quarter Ended	Ended	Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002

Interest expense, net – reported	$(576)	$(1,389)	$(2,793)	$(11,312)
Pro forma adjustments (Note):
Interest saving from IPO proceeds	—	—	—	7,229

Pro forma interest expense, net	$(576)	$(1,389)	$(2,793)	$(4,083)

(iii) Income (loss) before income taxes

			Year	Year
	Quarter Ended	Quarter Ended	Ended	Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002

Income (loss) before income taxes – reported	$12,194	$10,589	$42,682	$(22,315)
Pro forma adjustments (Note):
Compensation expense in respect of amendment and exercise of stock options	—	—	—	4,545
Compensation expense in respect of stock options and management equity incentive	—	—	—	48,475
Stamp duty taxes arising on change of ultimate parent company	—	—	—	1,545
Interest saving on IPO proceeds	—	—	—	7,229
Share offering expenses	—	—	658	—
Restructuring and integration costs arising from business acquisitions	290	—	1,088	—
Write off of deferred debt issue and other costs related to our former bank credit facilities	—	—	671	2,031

Pro forma income before income taxes	$12,484	$10,589	$45,099	$41,510

Inveresk Research Group, Inc.

Reconciliation of Actual and Pro Forma Results (cont)
($ in thousands)
(Unaudited)

(iv) Provision for income taxes

			Year	Year
	Quarter Ended	Quarter Ended	Ended	Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002

Provision for income taxes – reported	$(1,172)	$(1,186)	$(4,560)	$(5,694)
Income tax on write off of deferred debt issue and other costs related to our former bank facilities	—	—	(201)	(450)
Income tax on interest saving on IPO proceeds	—	—	—	(2,169)

Pro forma net income taxes	$(1,172)	$(1,186)	$(4,761)	$(8,313)

(v) Net income (loss)

			Year	Year
	Quarter Ended	Quarter Ended	Ended	Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002

Net income (loss) – reported	$11,022	$9,403	$38,122	$(28,009)
Pro forma adjustments, after tax (Note):
Compensation expense in respect of amendment and exercise of stock options	—	—	—	4,545
Compensation expense in respect of stock options and management equity incentive	—	—	—	48,475
Stamp duty taxes arising on change of ultimate parent company	—	—	—	1,545
Interest saving on IPO proceeds	—	—	—	7,229
Share offering expenses	—	—	658	—
Restructuring and integration costs arising from business acquisitions	290	—	1,088	—
Write off of deferred debt issue and other costs related to our former bank facilities	—	—	671	2,031
Income taxes on write off of deferred debt issue and other costs related to our former bank facilities	—	—	(201)	(450)
Income tax on interest saving on IPO proceeds	—	—	—	(2,169)

Pro forma net income	$11,312	$9,403	$40,338	$33,197

Notes:

Inveresk Research Group, Inc. believes this non-GAAP pro forma financial data more clearly reflects its underlying financial and operational performance and provides a more appropriate basis for comparison (i) to historical and future performance, and (ii) to the reported results of comparable businesses. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

For the quarter ended December 31, 2003, the pro forma measures exclude the effect of expenses related to the restructuring and integration of the PharmaResearch acquisition. For the year ended December 31, 2003, the pro forma measures exclude the effect of (i) expenses relating to our withdrawn share offering in March 2003, (ii) expenses relating to the restructuring and integration of the PharmaResearch acquisition, and (iii) expenses (net of taxes) related to the write off of deferred debt issue costs related to the repayment and cancellation of bank facilities during the quarter ended September 30, 2003.

For the year ended December 31, 2002, the pro forma measures:

(i)	exclude the effect of compensation expense in respect of the amendment and exercise of stock options;

(ii)	exclude compensation expense in respect of stock options and management equity incentives recognized in connection with our initial public offering (“IPO”);

(iii)	exclude stamp duty taxes arising on the change of our ultimate parent company in connection with our IPO;

(iv)	adjust interest expense to remove the interest cost (net of taxes) arising on our 10% unsecured subordinated loan stock due 2008 and on our pre-IPO bank debt (both of which were fully repaid following our IPO in June 2002). It replaces these costs with interest on the $70 million drawn down after our IPO on the bank credit facilities put in place at the time, calculated at 5.0% per annum (net of taxes); and

(v)	exclude expenses (net of taxes) relating to the write off of deferred debt issue costs related to the repayment and cancellation of our pre-IPO bank credit facilities during the period.